FACILITY USE AGREEMENT

         This agreement is made this 9th day of November, 2002, in Palm Beach County, Florida, between 2 Fit Guys, LLC dba The Grid Iron of Weston (hereafter referred to as "The Gridiron") and POP STARZ, INC. This agreement shall take effect on the 9th day of November, 2002.

                                    RECITALS

WHEREAS, The Grid Iron of Weston is engaged in the health and fitness business and maintains a fitness studio in the City of Weston, County of Broward in the state of Florida.

WHEREAS, POP STARZ, INC. provides "funky," "hip hop" dance classes to children and adults.

WHEREAS, POP STARZ, INC. desires to use The Grid Iron in Weston to conduct it's classes.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, The Grid Iron and POP STARZ, INC., covenant and agree as follows:

                                    SECTION I
                                      TERMS

1.            The above Recitals are true and correct and incorporated herein.
2.            The Grid Iron does hereby  agree to allow POP STARZ,  INC. to use
               The Grid Iron dance studio located at 1440 North Park Dr., Weston, FL each and every Tuesday and Thursday from 3:30-5:30 pm and Sundays from 11:00-1:00pm with an anticipated start date of February 1st, 2003 and Saturdays from 1:00-5:00pm commencing on November 9th, 2002, and ending on November 8th, 2003. The above times, days of the week or duration of the use of the studio may not be changed unless The Grid Iron is not open those days, without the express written consent of both parties. Each class
               shall  be  1  or  2  hours  in  duration.   This   contract  will
               automatically renew unless 30 days prior to November 9th, 2003 one party sends the other party in writing by certified mail their intent not to renew.
3. In consideration for the use of The Grid Iron dance studio, POP STARZ, INC., agrees to pay the sum of $40.00 per class to the Grid Iron with the first payment to be made on December 1st, 2002 and on the first day of each succeeding month thereafter.
4. POP STARZ, INC., agrees to comply with all the rules and regulations of the Grid Iron. Inc the event of any breach of this agreement by either party, the non-breaching party shall give the breaching party written notice of said violation(s). In the event such breach is not cured within thirty (30) days, the non-breaching party may terminate this agreement.
5. POP STARZ, INC. will be the only Hip Hop dance class provided to children and adults at The Grid Iron during the life of this contract. POP STARZ, INC. agrees that The Grid Iron may engage in child or adult activities that are not is direct competition with the POP STARZ, INC. funky, hip hop dance style for the duration of this contract.
6. The Grid Iron acknowledges that POP STARZ, INC. is the sole owner of the trademark to include logo, name, classes, choreography, merchandise and any and all materials.
7. The Grid Iron agrees to be a POP STARZ, INC. location only and not a franchised owner of POP STARZ, INC. classes, merchandise or materials.
8. The Grid Iron agrees to refer all inquires about POP STARZ, INC., classes to Michelle Tucker at POP STARZ, INC., business office.
9. POP STARZ, INC., agrees to promote The Grid Iron at all its functions through use of banners, flyers, and/or verbal representations.
10. The Grid Iron agrees not to engage in any activity that is involving Hip Hop for kids and adults for a period of one (1) year after the termination of this agreement and POP STARZ, INC., agrees not to open any Hip Hop classes at Get Cycled Fitness.
11. POP STARZ, INC., must provide proof of liability insurance and name "The Grid Iron" as an additional insured. POP STARZ, INC., agrees that the use of the club's equipment and facilities will be at POP STARZ, INC., sole risk. POP STARZ, INC., further agrees that the club will not be responsible for any injury or damage to the POP STARZ, INC., students, instructors, and POP STARZ, INC. property because of the use of The Grid Iron and/or it's services. POP STARZ, INC. further agrees that the club shall not be responsible for any theft of property while on the premises, including the parking lot.
12. If The Grid Iron or POP STARZ, INC., is sold, this agreement becomes null and void.


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                                   SECTION II
                           EXCLUSIVITY OF LISTED TERMS

         This written Agreement contains the sole and entire agreement between the parties and shall supersede any and all other agreements between parties. The parties acknowledge and agree that neither of them has made any representative with respect to the subject matter of this Agreement nor any representations including its execution and delivery except such representations as are specifically set forth in this writing and the parties acknowledge that they have relied on their own judgement in entering into this Agreement.

                                   SECTION III
              WAIVER OR MODIFICATION INEFFECTIVE UNLESS IN WRITING

         It is agreed that no waiver or modification of this Agreement shall be valid unless in writing and duly executed by the parties hereto.

                                   SECTION IV
                                     NOTICE

         Any notice to be provided, hereunder, shall be in writing an d mailed via the United States Postal; Service, certified mail, receipt requested, to the party to whom the notice is addressed.

                                    SECTION V
                                  GOVERNING LAW

         The parties agree that this Agreement and performance hereunder, and all suits or proceedings relating hereto be construed in accordance with and pursuant to the laws of the State of Florida. The parties further agree that any action, which may be brought arising out of, in connection with, or by reason of this Agreement, must be brought in the courts of Palm Beach County, Florida.

                                   SECTION VI
                          ENFORCEABILITY OF PROVISIONS

         Should any section, or any portion of any section, of this Agreement be deemed unenforceably by a court of law, the rest of this Agreement shall not be affected and shall remain in full force and effect.

POP STARZ, INC.

By: _____________________________
      (Duly authorized representative)

      -----------------------------
       (Print name & date)


By: ____________________________
       (Duly authorized representative)

      ----------------------------
      (Print name & date)



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